UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Financial Corporation Reports Second Quarter 2013 Earnings of $29.9 million, $0.74 per Diluted Share

Selected second quarter financial highlights:

·	Net loans at June 30, 2013 increased 19.5 percent to $6.3 billion; marks the thirteenth consecutive quarter of loan growth

·	Total company assets under management increased by 18.3 percent to $36.6 billion

·	Revenue from fee-based businesses represents 58 percent of total revenue

·	Tier 1 capital ratio remains strong at 10.72 percent

KANSAS CITY, Mo. (July 23, 2013) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended June 30, 2013 of $29.9 million or $0.75 per share ($0.74 diluted). This is an increase of $0.8 million, or 2.6 percent, compared to second quarter 2012 earnings of $29.2 million or $0.73 per share ($0.72 diluted). Earnings for the six months ended June 30, 2013 were $64.9 million or $1.62 per share ($1.61 diluted). This is a decrease of $10.7 million, or 14.1 percent, compared to the prior year-to-date earnings of $75.5 million or $1.89 per share ($1.87 diluted).

“We are pleased to report that actual period-end loan balances increased 19.5 percent year-over-year, representing our thirteenth consecutive quarter of loan growth. This demonstrates our commitment to serving the needs of our customers and partnering with our communities,” said Mariner Kemper, Chairman and Chief Executive Officer. “For comparison, the more than 1,500 depositories that have announced results as of July 22 reported median loan growth of just 1.4 percent. In addition, trust and securities processing revenue increased 13.9 percent compared to the same period in the prior year and noninterest expense was $150.3 million, an increase of under four percent compared to the same period a year ago, evidence that our focus on expense control is paying off.”

Net Interest Income and Margin

Net interest income for the second quarter of 2013 increased $2.0 million, or 2.4 percent, compared to the same period in 2012. Average earning assets increased by $1.6 billion, or 13.2 percent, compared to the second quarter of 2013. This increase was due to a $661.2 million, or 10.2 percent, increase in average total securities, including trading securities and a $942.3 million, or 18.1 percent, increase in average loans. Net interest margin decreased 26 basis points to 2.56 percent for the three months ended June 30, 2013, compared to the same quarter in 2012.

Noninterest Income and Expense

Noninterest income increased $3.4 million, or 3.0 percent, for the three months ended June 30, 2013, compared to the same period in 2012. This increase is primarily attributed to increased trust and securities processing income of $7.7 million, or 13.9 percent, for the three months ended June 30, 2013 compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $4.2 million, or 23.7 percent increase, in advisory fee income from the Scout Funds and a $2.4 million, or 13.9 percent, increase in fees related to institutional and personal investment management services. Gains of $1.5 million on securities available for sale were recognized in the second quarter of 2013 compared to $3.2 million during the same period in 2012. Other noninterest income decreased $2.5 million, or 54.4 percent, primarily driven by decreased fair value adjustments on interest rate swap transactions of $1.9 million compared to the same period in 2012.

Noninterest expense increased $5.6 million, or 3.9 percent, for the three months ended June 30, 2013, compared to the same period in 2012. This increase is driven by higher salary and benefits expense of $5.6 million, or 7.1 percent. This increase is due to increases in salaries and wages of $2.6 million, or 5.2 percent, a $1.7 million, or 10.6 percent, increase in commissions and bonuses, and a $1.3 million, or 10.6 percent, increase in employee benefits expense. Processing fees increased $1.7 million, or 13.5 percent, due primarily to fees paid by the advisor to third-party distributors of the Scout Funds. These increases were offset by a decrease in other expense of $3.1 million, or 39.3 percent, primarily due to decreased fair value adjustments on interest rate swap transactions of $1.9 million.

“Once again, our fee businesses posted strong quarterly results and noninterest income represented 58 percent of our total revenue,” said Peter deSilva, President and Chief Operating Officer. “Net inflows in our Institutional Investment Management segment were $902 million, propelling Scout assets under management to $26.3 billion at quarter end, an increase of 17.5 percent compared to a year ago. Our wealth management platform for individuals ended the quarter with assets under management of $10.3 billion, which when combined with Scout, brought total company assets under management to $36.6 billion at the end of the quarter, an increase of 18.3 percent compared second quarter 2012. Our Asset Servicing business has added $20.7 billion in assets under administration during the past year, and finally, in our Payment Solutions segment, total quarterly debit and credit card purchase volume increased by 16.5 percent to $1.7 billion.”

Balance Sheet

Average total assets for the three months ended June 30, 2013 were $14.9 billion compared to $13.2 billion for the same period in 2012, an increase of $1.7 billion, or 12.7 percent. Average earning assets increased by $1.6 billion for the period, or 13.2 percent.

Average loan balances for the three months ended June 30, 2013 increased $942.3 million, or 18.1 percent, to $6.2 billion compared to the same period in 2012. Actual loan balances on June 30, 2013 were $6.3 billion, an increase of $1.0 billion, or 19.3 percent, compared to June 30, 2012. This increase was primarily driven by an increase in commercial loans of $695.8 million, or 26.4 percent, and a $216.8 million, or 16.0 percent, increase in commercial real estate loans. Nonperforming loans decreased to $25.5 million on June 30, 2013 from $30.6 million on June 30, 2012. As a percentage of loans, nonperforming loans decreased to 0.40 percent as of June 30, 2013, compared to 0.58 percent on June 30, 2012. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $71.6 million, or 1.13 percent of loans, as of June 30, 2013, compared to $72.7 million, or 1.37 percent of loans, as of June 30, 2012.

For the three months ended June 30, 2013, average securities, including trading securities, totaled $7.2 billion. This is an increase of $661.2 million, or 10.2 percent, from the same period in 2012.

Average total deposits increased $1.3 billion, or 12.2 percent, to $11.6 billion for the three months ended June 30, 2013, compared to the same period in 2012. Average noninterest-bearing demand deposits increased $510.1 million, or 12.4 percent, compared to 2012. Average interest-bearing deposits increased by $749.3 million, or 12.1 percent, in 2013 as compared to 2012. Total deposits as of June 30, 2013 were $11.7 billion, compared to $10.3 billion as of June 30, 2012, a 13.6 percent increase. Also, as of June 30, 2013, noninterest-bearing demand deposits were 41.7 percent of total deposits.

“Growth in earning assets and improved pricing on deposits drove a modest lift in our net interest income for the second quarter,” said Mike Hagedorn, Chief Financial Officer. “Loan growth represented nearly sixty percent of the year-over-year increase in average earnings assets and we expect the shift in earning asset mix to continue. However, without an increase in the Federal Funds rate, our loan yields, which are largely tied to indices, will remain under pressure.”

As of June 30, 2013, UMB had total shareholders’ equity of $1.2 billion, which is flat as compared to the same period in 2012.

Year-to-Date

Earnings for the six months ended June 30, 2013 were $64.9 million or $1.62 per share ($1.61 diluted). This is a decrease of $10.7 million, or 14.1 percent, compared to the prior year-to-date earnings of $75.5 million or $1.89 per share ($1.87 diluted).

Net interest income for the six months ended June 30, 2013 increased $2.3 million, or 1.5 percent, compared to the same period in 2012. Net interest margin decreased to 2.53 percent for the six months ended June 30, 2013 as compared to 2.79 percent for the same period in 2012.

Noninterest income decreased $7.9 million, or 3.3 percent, to $234.6 million for the six months ended June 30, 2013 as compared to the same period in 2012. Gains of $7.4 million on securities available for sale were recognized in the first six months of 2013 compared to $19.8 million during the same period in 2012. Other noninterest income decreased $11.8 million, or 66.5 percent, primarily driven by an $8.2 million adjustment in contingent consideration liabilities on acquisitions recognized in 2012. These adjustments were due to the adoption of new accounting guidance in 2012 related to fair value measurements and changes in cash flow projections. These decreases are offset by increased trust and securities processing income of $15.3 million, or 13.9 percent, for the six months ended June 30, 2013, compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $9.0 million, or 26.6 percent, increase in advisory fee income from the Scout Funds; a $1.3 million, or 3.4 percent, increase in fund administration and custody services; and a $4.5 million, or 12.9 percent, increase in fees related to institutional and personal investment management services.

Noninterest expense increased $14.1 million, or 4.9 percent, for the six months ended June 30, 2013 compared to the same period in 2012. This increase is primarily driven by an increase in salary and employee benefit expense of $9.4 million, or 5.9 percent, and a $3.0 million, or 11.7 percent, increase in processing fees primarily driven by fees paid by the advisor to third-party distributors of the Scout Funds.

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.215 quarterly cash dividend, payable on October 1, 2013, to shareholders of record at the close of business on September 10, 2013.

Conference Call

The company plans to host a conference call to discuss its 2013 second quarter earnings results on July 24, 2013, at 8:30 a.m. (CDT). Interested parties may access the call by dialing (toll-free) 877-941-0844 or (U.S.) 480-629-9835. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=654062&s=1&k=435304C67C8622B493E635DE3B5B7582

A replay of the conference call may be heard until August 8, 2013, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4628244. The call replay may also be accessed via the company's website umb.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in interest rates, changes in general economic conditions, changes in the securities markets, legislative or regulatory changes, changes in operations, changes in competition, technology changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS

UMB Financial Corporation

(unaudited, dollars in thousands)
		June 30,
Assets	2013		2012

Loans	$6,338,921		$5,315,609
Allowance for loan losses	(71,647)		(72,652)

Net loans	6,267,274		5,242,957

Loans held for sale	6,693		11,027
Investment securities:
Available for sale	6,944,358		6,329,724
Held to maturity	160,328		96,250
Trading securities	47,996		56,844
Federal Reserve Bank Stock and other	25,955		21,705

Total investment securities	7,178,637		6,504,523

Federal funds and resell agreements	66,973		30,733
Interest-bearing due from banks	607,470		295,499
Cash and due from banks	415,489		402,893
Bank premises and equipment, net	246,300		234,754
Accrued income	71,817		71,396
Goodwill	209,758		211,114
Other intangibles	61,994		76,604
Other assets	120,812		101,162

Total assets	$15,253,217		$13,182,662

Liabilities
Deposits:
Noninterest-bearing demand	$4,887,643		$4,217,487
Interest-bearing demand and savings	5,801,388		4,920,957
Time deposits under $100,000	509,412		575,714
Time deposits of $100,000 or more	531,307		615,692

Total deposits	11,729,750		10,329,850

Federal funds and repurchase agreements	2,157,979		1,400,566
Short-term debt	514		10,000
Long-term debt	4,063		5,260
Accrued expenses and taxes	117,916		169,812
Other liabilities	16,523		15,176

Total liabilities	14,026,745		11,930,664

Shareholders' Equity
Common stock	55,057		55,057
Capital surplus	736,456		726,708
Retained earnings	834,445		756,835
Accumulated other comprehensive income	(22,227)		81,244
Treasury stock	(377,259)		(367,846)

Total shareholders' equity	1,226,472		1,251,998

Total liabilities and shareholders' equity	$15,253,217		$13,182,662

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,			June 30,
Interest Income	2013	2012	2013		2012

Loans	$ 56,615	$54,000	$111,335		$108,055
Securities:
Taxable interest	18,841	21,178	37,305		41,307
Tax-exempt interest	10,118	9,468	19,877		18,843

Total securities income	28,959	30,646	57,182		60,150
Federal funds and resell agreements	40	25	64		41
Interest-bearing due from banks	330	362	1,000		1,197
Trading securities	268	317	533		640

Total interest income	86,212	85,350	170,114		170,083

Interest Expense
Deposits	3,333	4,376	7,125		9,364
Federal funds and repurchase agreements	491	508	1,058		948
Other	61	93	121		309

Total interest expense	3,885	4,977	8,304		10,621

Net interest income	82,327	80,373	161,810		159,462
Provision for loan losses	5,000	4,500	7,000		9,000

Net interest income after provision for loan losses	77,327	75,873	154,810		150,462

Noninterest Income
Trust and securities processing	63,486	55,755	125,798		110,465
Trading and investment banking	5,423	7,140	12,532		16,818
Service charges on deposits	20,882	19,009	42,405		39,020
Insurance fees and commissions	1,236	913	2,198		1,922
Brokerage fees	2,886	2,705	5,832		5,219
Bankcard fees	16,032	16,830	32,470		31,565
Gains on sale of securities available for sale, net	1,519	3,222	7,412		19,763
Other	2,121	4,652	5,954		17,755

Total noninterest income	113,585	110,226	234,601		242,527

Noninterest Expense
Salaries and employee benefits	83,566	78,001	167,268		157,915
Occupancy, net	9,273	9,211	19,160		18,489
Equipment	11,873	11,004	23,807		21,669
Supplies and services	5,362	5,218	9,849		10,261
Marketing and business development	5,705	5,986	9,977		10,246
Processing fees	14,293	12,593	28,383		25,409
Legal and consulting	4,844	4,012	8,445		7,527
Bankcard	4,709	4,630	9,257		8,872
Amortization of intangible assets	3,354	3,733	6,809		7,585
Regulatory fees	2,484	2,314	4,395		4,733
Other	4,848	7,984	13,339		13,884

Total noninterest expense	150,311	144,686	300,689		286,590

Income before income taxes	40,601	41,413	88,722		106,399
Income tax provision	10,672	12,248	23,852		30,867

Net income	$ 29,929	$29,165	$64,870		$75,532

Per Share Data
Net income - basic	$ 0.75	$0.73	$1.62		$1.89
Net income – diluted	0.74	0.72	1.61		1.87
Dividends	0.215	0.205	0.430		0.410
Weighted average shares outstanding	39,966,869	40,034,649	39,924,423		40,030,052

Condensed Statements of Consolidated Comprehensive Income			UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net Income	$ 29,929	$29,165	$ 64,870	$75,532
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities:
Change in unrealized holding (losses) gains, net	(136,367)	30,771	(163,415)	20,155
Less: Reclassifications adjustment for gains included in net income	(1,519)	(3,222)	(7,412)	(19,763)

Change in unrealized (losses) gains on securities during the period	(137,886)	27,549	(170,827)	392
Income tax (benefit) expense	52,087	(10,173)	63,012	(247)

Other comprehensive (loss) income	(85,799)	17,376	(107,815)	145

Comprehensive (loss) income	$ (55,870)	$46,541	$ (42,945)	$75,677

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total comprehensive income	-	-	75,532	145	-	75,677
Cash dividends ($0.41 per share)	-	-	(16,620)	-	-	(16,620)
Purchase of treasury stock	-	-	-	-	(5,284)	(5,284)
Issuance of equity awards	-	(1,698)	-	-	1,942	244
Recognition of equity based
compensation	-	3,565	-	-	-	3,565
Net tax benefit related to equity
compensation plans	-	164	-	-	-	164
Sale of treasury stock	-	234	-	-	189	423
Exercise of stock options	-	1,144	-	-	1,553	2,697

Balance – June 30, 2012	$55,057	$726,708	$756,835	$81,244	$(367,846)	$1,251,998

Balance - January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total comprehensive income	-	-	64,870	(107,815)	-	(42,945)
Cash dividends ($0.43 per share)	-	-	(17,440)	-	-	(17,440)
Purchase of treasury stock	-	-	-	-	(1,750)	(1,750)
Issuance of equity awards	-	(2,466)	-	-	2,916	450
Recognition of equity based
compensation	-	4,096	-	-	-	4,096
Net tax benefit related to equity
compensation plans	-	503	-	-	-	503
Sale of treasury stock	-	198	-	-	104	302
Exercise of stock options	-	2,056	-	-	1,855	3,911

Balance – June 30, 2013	$55,057	$736,456	$834,445	$(22,227)	$(377,259)	$1,226,472

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended June 30,
	2013		2012

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$6,158,821	3.69%	$5,216,477	4.17%
Securities:
Taxable	4,978,109	1.52	4,616,169	1.85
Tax-exempt	2,113,009	2.97	1,830,468	3.16

Total securities	7,091,118	1.95	6,446,637	2.22
Federal funds and resell agreements	28,524	0.56	24,908	0.40
Interest-bearing due from banks	432,588	0.31	432,693	0.34
Trading securities	66,482	1.79	49,789	2.80

Total earning assets	13,777,533	2.67	12,170,504	2.99
Allowance for loan losses	(70,004)		(74,437)
Other assets	1,167,899		1,105,978

Total assets	$14,875,428		$13,202,045

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,943,399	0.19%	$6,194,126	0.28%
Federal funds and repurchase agreements	1,848,118	0.11	1,450,375	0.14
Borrowed funds	4,592	5.33	15,317	2.44

Total interest-bearing liabilities	8,796,109	0.18	7,659,818	0.26
Noninterest-bearing demand deposits	4,636,240		4,126,141
Other liabilities	153,227		170,920
Shareholders' equity	1,289,852		1,245,166

Total liabilities and shareholders' equity	$14,875,428		$13,202,045

Net interest spread		2.49%		2.73%
Net interest margin		2.56		2.82

		Six Months Ended June 30,
	2013		2012

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,987,788	3.75%	$5,134,570	4.24%
Securities:
Taxable	4,925,312	1.53	4,479,160	1.85
Tax-exempt	2,054,141	3.02	1,797,713	3.21

Total securities	6,979,453	1.97	6,276,873	2.24
Federal funds and resell agreements	23,858	0.54	22,220	0.37
Interest-bearing due from banks	701,282	0.29	737,853	0.33
Trading securities	62,048	1.92	50,991	2.71

Total earning assets	13,754,429	2.65	12,222,507	2.96
Allowance for loan losses	(70,750)		(73,416)
Other assets	1,145,799		1,100,889

Total assets	$14,829,478		$13,249,980

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,980,728	0.21%	$6,255,636	0.30%
Federal funds and repurchase agreements	1,761,074	0.12	1,511,401	0.13
Borrowed funds	4,989	4.89	16,125	3.85

Total interest-bearing liabilities	8,746,791	0.19	7,783,162	0.27
Noninterest-bearing demand deposits	4,631,425		4,055,613
Other liabilities	165,117		181,845
Shareholders' equity	1,286,145		1,229,360

Total liabilities and shareholders' equity	$14,829,478		$13,249,980

Net interest spread		2.46%		2.69%
Net interest margin		2.53		2.79

SECOND QUARTER 2013
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2013	2012

Net interest income	$161,810	$159,462
Provision for loan losses	7,000	9,000
Noninterest income	234,601	242,527
Noninterest expense	300,689	286,590
Income before income taxes	88,722	106,399
Net income	64,870	75,532
Net income per share - Basic	1.62	1.89
Net income per share - Diluted	1.61	1.87
Return on average assets	0.88%	1.15%
Return on average equity	10.17%	12.36%

Three Months Ended June 30

Net interest income	$82,327	$80,373
Provision for loan losses	5,000	4,500
Noninterest income	113,585	110,226
Noninterest expense	150,311	144,686
Income before income taxes	40,601	41,413
Net income	29,929	29,165
Net income per share - Basic	0.75	0.73
Net income per share - Diluted	0.74	0.72
Return on average assets	0.81%	0.89%
Return on average equity	9.31%	9.42%

At June 30

Assets	$15,253,217	$13,182,662
Loans, net of unearned interest	6,338,921	5,315,609
Securities	7,178,637	6,504,523
Deposits	11,729,750	10,329,850
Shareholders' equity	1,226,472	1,251,998
Book value per share	30.20	30.89
Market price per share	55.67	51.23
Equity to assets	8.04%	9.50%
Allowance for loan losses	$71,647	$72,652
As a % of loans	1.13%	1.37%
Nonaccrual and restructured loans	$25,489	$30,642
As a % of loans	0.40%	0.58%
Loans over 90 days past due	$4,013	$6,198
As a % of loans	0.06%	0.12%
Other real estate owned	$3,573	$5,954
Net loan charge-offs quarter-to-date	$3,234	$5,334
As a % of average loans	0.21%	0.41%
Net loan charge-offs year-to-date	$6,779	$8,365
As a % of average loans	0.23%	0.33%

Common shares outstanding	40,610,316	40,529,293

Average Balances
Six Months Ended June 30

Assets	$14,829,478	$13,249,980
Loans, net of unearned interest	5,987,788	5,134,570
Securities	7,041,501	6,327,864
Deposits	11,612,153	10,311,249
Shareholders' equity	1,286,145	1,229,360

Business Segment Information				UMB Financial Corporation

(unaudited, dollars in thousands)
		Three Months Ended June 30, 2013

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$70,558	$11,192	$(10)	$587	$82,327
Provision for loan losses	1,682	3,318	-	-	5,000
Noninterest income	46,501	18,649	29,160	19,275	113,585
Noninterest expense	92,339	21,986	18,932	17,054	150,311

Income before taxes	23,038	4,537	10,218	2,808	40,601
Income tax expense	5,664	1,350	2,691	967	10,672

Net income	$17,374	$3,187	$7,527	$1,841	$29,929

Average assets	$11,201,000	$1,793,000	$80,000	$1,801,000	$14,875,000

		Three Months Ended June 30, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$69,354	$10,556	$-	$463	$80,373
Provision for loan losses	2,222	2,278	-	-	4,500
Noninterest income	49,716	18,106	23,625	18,779	110,226
Noninterest expense	94,284	16,620	16,486	17,296	144,686

Income before taxes	22,564	9,764	7,139	1,946	41,413
Income tax expense	6,422	2,791	2,197	838	12,248

Net income	$16,142	$6,973	$4,942	$1,108	$29,165

Average assets	$10,800,000	$871,000	$83,000	$1,448,000	$13,202,000

		Six Months Ended June 30, 2013

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$137,818	$22,740	$(10)	$1,262	$161,810
Provision for loan losses	1,939	5,061	-	-	7,000
Noninterest income	99,249	38,086	57,713	39,553	234,601
Noninterest expense	183,803	42,108	37,840	36,938	300,689

Income before taxes	51,325	13,657	19,863	3,877	88,722
Income tax expense	12,798	4,137	5,343	1,574	23,852

Net income	$38,527	$9,520	$14,520	$2,303	$64,870

Average assets	$11,295,000	$1,724,000	$78,000	$1,732,000	$14,829,000

		Six Months Ended June 30, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$137,323	$21,281	$3	$855	$159,462
Provision for loan losses	4,057	4,943	-	-	9,000
Noninterest income	119,644	34,205	49,751	38,927	242,527
Noninterest expense	187,406	31,429	33,668	34,087	286,590

Income before taxes	65,504	19,114	16,086	5,695	106,399
Income tax expense	18,015	5,709	4,776	2,367	30,867

Net income	$47,489	$13,405	$11,310	$3,328	$75,532

Average assets	$10,935,000	$857,000	$83,000	$1,375,000	$13,250,000